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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:          William D. Swain
                  Chief Financial Officer
                  Metricom, Inc.
                  (408) 399-8200


                          METRICOM ANNOUNCES FINANCING


Los Gatos, California, June 6, 1996 -- Metricom, Inc. (NASDAQ/NMS: MCOM) announced today that it proposes to make an offering of up to $75,000,000 principal amount of convertible subordinated notes in a private placement, plus up to an additional $11,250,000 principal amount to cover over-allotments. Metricom plans to use the net proceeds from the offering to finance the continuing development, deployment and commercialization of its Ricochet networks. The offering will be made only by means of a confidential offering memorandum to qualified investors. The securities to be offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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